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                                                                    Exhibit 99.1



Sipex Corporation to Report Third Quarter Revenue Growth of 11%

MILPITAS, Calif., Oct. 14 /PRNewswire-FirstCall/ -- Sipex Corporation (Nasdaq:
SIPX - News) announced today that it expects its revenue for the third quarter of 2003 to be approximately $16.5M, which is about 11% higher than the prior quarter. These results are preliminary and subject to change as a result of final determination of revenue and any accounting adjustments for the quarter. Sipex expects to release its third quarter results on October 30, 2003.

Walid Maghribi, president and CEO of Sipex commented, "We are very pleased to have been able to grow our revenue at a very respectable rate while obsoleting legacy products. We are encouraged by the widespread acceptance of our products and extremely pleased with the progress we continue to make in every aspect of our operations."

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding anticipated revenue levels for the third quarter of 2003. Statements in this press release that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including: the risk that Sipex's actual results may differ from the preliminary results as a result of information from distributors, final determination of revenue and as a result of the quarterly review by the Sipex's independent accountants. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Security and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2002, Form 10-Q for the quarter ended June 28, 2003 and current reports on Forms 8-K.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with power management, interface, and optical storage ICs for use in computing, communications, and networking infrastructure. The company is headquartered in Milpitas, California with additional offices in Belgium, China, Germany, Japan, South Korea and Taiwan. Sipex sells direct and through distribution channels.

CONTACT: Phil Kagel, CFO and Senior VP of Finance of Sipex Corporation, +1-408-934-7500.